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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Chase Industries Inc. on Form S-8 (File Nos. 33-87278, 333-28443, 333-28445
and 333-28447) of our reports dated February 4, 1998, on our audits of the consolidated financial statements and financial statement schedule of Chase Industries Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which reports are included or incorporated by reference in this Annual Report on Form 10-k.

/s/ Coopers & Lybrand L.L.P.

Detroit, Michigan
March 26, 1998